Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the Common Stock of Cocrystal Pharma, Inc. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 18th day of October, 2018.

LSP Life Sciences Fund N.V.

By:	LSP Advisory B.V.,
its Managing Director

Signed:	/s/ Marcus Wegter
Name:	Marcus Wegter
Title:	Director A

Signed:	/s/ Geraldine O’Keeffe
Name:	Geraldine O’Keeffe
Title:	Director B

LSP Advisory B.V.

Signed:	/s/ Marcus Wegter
Name:	Marcus Wegter
Title:	Director A

Signed:	/s/ Geraldine O’Keeffe
Name:	Geraldine O’Keeffe
Title:	Director B

LSP Advisory Group B.V.

Signed:	/s/ Marcus Wegter
Name:	Marcus Wegter
Title:	Director

/s/ Marcus Wegter
Marcus Wegter